UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2020

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Notes

On April 16, 2020, Burlington Stores, Inc. (“BSI”) closed the issuance of $805 million aggregate principal amount of its 2.25% Convertible Senior Notes due 2025 (the “Convertible Notes”). An aggregate of up to 3,656,149 shares of common stock may be issued upon conversion of the Convertible Notes, which number is subject to adjustment up to an aggregate of 4,844,410 shares following certain corporate events that occur prior to the maturity date or if BSI issues a notice of redemption, and which is also subject to certain anti-dilution adjustments.

BSI intends to use the net proceeds from the offering of the Convertible Notes for general corporate purposes.

The Convertible Notes were issued pursuant to an Indenture, dated as of April 16, 2020 (the “Convertible Notes Indenture”), between BSI and Wilmington Trust, National Association, as trustee. The Convertible Notes Indenture provides, among other things, that the Convertible Notes are general unsecured obligations of BSI. The Convertible Notes will bear interest at a rate of 2.25% per year, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2020. The Convertible Notes will mature on April 15, 2025, unless earlier converted, redeemed or repurchased.

Prior to the close of business on the business day immediately preceding January 15, 2025, the Convertible Notes will be convertible at the option of the holders only upon the occurrence of certain events and during certain periods. Thereafter, the Convertible Notes will be convertible at the option of the holders at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Convertible Notes have an initial conversion rate of 4.5418 shares per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $220.18 per share of BSI’s common stock), subject to adjustment if certain events occur. The initial conversion price represents a conversion premium of approximately 32.50% over $166.17 per share, the last reported sale price of BSI’s common stock on April 13, 2020 (the pricing date of the offering) on The New York Stock Exchange. Upon conversion, BSI will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. BSI will not be able to redeem the Convertible Notes prior to April 15, 2023. On or after April 15, 2023, BSI will be able to redeem for cash all or any portion of the Convertible Notes, at its option, if the last reported sale price of BSI’s common stock is equal to or greater than 130% of the conversion price for a specified period of time, at a redemption price equal to 100% of the principal aggregate amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If BSI undergoes a “fundamental change” as defined in the Convertible Notes Indenture, subject to certain conditions, holders may require BSI to repurchase for cash all or any portion of their Convertible Notes. The fundamental change repurchase price will be 100% of the principal amount of the Convertible Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

If certain corporate events that constitute a “make-whole fundamental change” as set forth in the Convertible Notes Indenture occur prior to the maturity date or if BSI calls all or any portion of the Convertible Notes for redemption, the conversion rate may, in certain circumstances, be increased for a holder who elects to convert its Convertible Notes in connection with such event.

The Convertible Notes Indenture contains customary events of default. In the case of an event of default arising from certain events of bankruptcy, insolvency or other similar law, with respect to BSI, all outstanding Convertible Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the Convertible Notes due and payable immediately.

A copy of the Convertible Notes Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Convertible Notes contained in this Form 8-K is qualified in its entirety by reference to the Convertible Notes Indenture.

Secured Notes

On April 16, 2020, Burlington Coat Factory Warehouse Corporation, a wholly owned subsidiary of BSI (“BCFWC”) closed the issuance of $300 million aggregate principal amount of its 6.250% Senior Secured Notes due 2025 (the “Secured Notes”).

BCFWC intends to use the net proceeds from the offering of the Secured Notes for general corporate purposes.

The Secured Notes were issued pursuant to an Indenture, dated as of April 16, 2020 (the “Secured Notes Indenture”), among BCFWC, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent. The Secured Notes are senior, secured obligations of BCFWC, and interest is payable semiannually in cash at a rate of 6.250% per annum on each of April 15 and October 15, beginning on October 15, 2020. The Secured Notes are guaranteed on a senior secured basis by Burlington Coat Factory Holdings, LLC, Burlington Coat Factory Investments Holdings, Inc. and BCFWC’s subsidiaries (the “Guarantors”) that guarantee the loans under BCFWC’s senior secured term loan facility (the “Term Loan Facility”) and BCFWC’s senior secured asset-based revolving credit facility (the “ABL Line of Credit”). The Secured Notes mature on April 15, 2025 unless redeemed or repurchased in accordance with their terms prior to such date.

At any time prior to April 15 2022, BCFWC may redeem the Secured Notes, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Secured Notes to be redeemed plus the “Applicable Premium” as of, and accrued and unpaid interest, if any, to, but excluding the redemption date. The Applicable Premium will be equal to the excess of (a) the present value at such redemption date of (i) the redemption price at April 15, 2022 with respect to such Secured Note (such redemption price being set forth in the immediately succeeding sentence) plus (ii) all required interest payments due on such Secured Note through April 15, 2022 (excluding accrued but unpaid interest to, but excluding, the date of redemption), computed using a discount rate equal to the applicable treasury rate as of such redemption date plus 50 basis points, over (b) the then outstanding principal of such Secured Note. On or after April 15, 2022 and prior to maturity BCFWC may redeem the Secured Notes, in whole or in part, at its option, at a redemption price equal to (i) 103.125% of the principal amount of the Secured Notes to be redeemed if the redemption occurs on or after April 15, 2022 and before April 15, 2023, (ii) 101.563% of the principal amount of the Secured Notes to be redeemed if the redemption occurs on or after April 15, 2023 and before April 15, 2024 or (iii) 100% of the principal amount of the Secured Notes if the redemption occurs on or after April 15, 2024 plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to April 15, 2022, BCFWC may, at its option, on one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of the Secured Notes (including any additional notes) issued under the Secured Notes Indenture with an amount equal to or less than the net cash proceeds received by BCFWC from one or more qualified equity offerings, at a redemption price of 106.250% of the principal amount of the Secured Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding the redemption date.

The Secured Notes Indenture contains customary covenants and events of default for a transaction of this type. If an event of default under the Secured Notes Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Secured Notes under the Secured Notes Indenture may declare the principal of and accrued interest on the Secured Notes to be due and payable. In addition, if BCFWC or certain of its subsidiaries become the subject of certain voluntary or involuntary proceedings under any bankruptcy, insolvency or other similar debtor relief law, then the principal of and accrued interest on the Secured Notes will become due and payable without any further action.

Certain of the initial purchasers of the Secured Notes and their affiliates are also parties to BCFWC’s Term Loan Facility and ABL Line of Credit.

A copy of the Secured Notes Indenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The description of the Secured Notes contained in this Form 8-K is qualified in its entirety by reference to the Secured Notes Indenture.

Collateral Documents and Intercreditor Agreements

The Secured Notes, the guarantees and the Term Loan Facility are secured by a first priority lien on the Term Loan/Notes Priority Collateral (as defined in the Secured Notes Indenture), which include security interests in certain of BCFWC’s and the Guarantors’ real property in addition to a lien on substantially all of BCFWC’s and the Guarantors’ intellectual property, equipment, investment property and general intangibles (other than general intangibles relating to, evidencing or governing ABL Priority Collateral), subject to certain exceptions and permitted liens. The Secured Notes, the guarantees and the Term Loan Facility are secured by a second priority lien on the ABL Priority Collateral, which includes security interests in accounts, inventory, deposit accounts, securities accounts and related assets, subject to certain exceptions and permitted liens, which security interests will be junior to the security interests in such assets that secure the ABL Line of Credit. The ABL Line of Credit will have a junior lien on the Term Loan/Notes Priority Collateral. The Secured Notes and the guarantees are secured by the Collateral pursuant to a Security Agreement, Intellectual Property Security Agreement and Pledge Agreement, each dated as of April 16, 2020, among BCFWC, the Guarantors and the Collateral Agent.

The Collateral Agent and the Trustee also entered into a pari passu intercreditor agreement with the administrative agent and the collateral agent under the Term Loan Facility (the “Pari Passu Intercreditor Agreement”) that sets forth the rights of, and relationship among, the holders of the Secured Notes and the secured parties under the Term Loan Facility in respect of the exercise of rights and remedies and application of proceeds with respect to the Collateral. In addition, the Collateral Agent also entered into an amended and restated intercreditor agreement with the administrative agent and collateral agent under the ABL Line of Credit and the administrative agent and the collateral agent under the Term Loan Facility (the “ABL Intercreditor Agreement”) that governs, in addition to certain other matters, the relative priority of the liens securing obligations under the ABL Line of Credit, on the one hand, and the liens securing obligations under the Secured Notes and the Term Loan Facility, on the other hand, with respect to the Collateral.

Copies of the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement, the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference. The descriptions of the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement, the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement contained in this Form 8-K are qualified in their entirety by reference to the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement, the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement, as applicable.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report regarding the Convertible Notes, the Convertible Notes Indenture, the Secured Notes and the Secured Notes Indenture is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report regarding the Convertible Notes is incorporated by reference into this Item 3.02. The net proceeds from the sale of the Convertible Notes were approximately $784.4 million, after deducting the initial purchasers’ discount of $20.1 million and estimated expenses payable by BSI. The Convertible Notes were issued in a private placement in reliance on section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). To the extent that any shares of BSI’s common stock are issued upon conversion of the Convertible Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof.

Item 8.01	Other Events.

On April 13, 2020, BSI issued press releases announcing the pricing of the Convertible Notes and the Secured Notes, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Indenture (including the form of Convertible Note), dated as of April 16, 2020, between Burlington Stores, Inc. and Wilmington Trust, National Association

4.2	Indenture (including the form of Secured Note), dated as of April 16, 2020, among Burlington Coat Factory Warehouse Corporation, the Guarantors party thereto and Wilmington Trust, National Association

10.1

Security Agreement, dated as of April 16, 2020, among Burlington Coat Factory Warehouse Corporation, the Grantors party thereto and Wilmington Trust, National Association, in its capacity as collateral agent under the Indenture

10.2

Intellectual Property Security Agreement, dated as of April 16, 2020, among Burlington Coat Factory Warehouse Corporation, the Grantors party thereto and Wilmington Trust, National Association, in its capacity as collateral agent under the Indenture

10.3

Pledge Agreement, dated as of April 16, 2020, among Burlington Coat Factory Warehouse Corporation, the Grantors party thereto and Wilmington Trust, National Association, in its capacity as collateral agent under the Indenture

10.4

ABL Intercreditor Agreement, dated as of April 16, 2020, among Burlington Coat Factory Warehouse Corporation, the Guarantors party thereto, the Bank of America, N.A., in its capacity as administrative agent and collateral agent under the ABL Facility, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the Term Loan Facility, and Wilmington Trust, National Association, in its capacity as collateral agent and trustee under the Indenture

10.5

Pari Passu Intercreditor Agreement, dated as of April 16, 2020, among Burlington Coat Factory Warehouse Corporation, the Guarantors party thereto, JPMorgan Chase Bank, N.A., as collateral agent under the Term Loan Facility, and Wilmington Trust, National Association, in its capacity as collateral agent under the Indenture

99.1	Press release, dated April 13, 2020, announcing the pricing of the Convertible Senior Notes due 2025

99.2	Press release, dated April 13, 2020, announcing the pricing of the Senior Secured Notes due 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ David Glick
David Glick Senior Vice President of Investor Relations and Treasurer

Date: April 16, 2020